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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use in the Prospectus Supplement (to the Prospectus which is a part of the Registration Statement on Form S-3 dated March 25, 2011 (Registration No. No. 333-173099)) of Kratos Defense and Security Solutions, Inc. of our report dated March 19, 2012 on the financial statements of Composite Engineering, Inc, as of December 31, 2011 and January 1, 2011 and for the years ended December 31, 2011, January 1, 2011 and December 26, 2009. We also consent to the incorporation by reference of said report in the Registration Statements of Kratos Defense & Security Solutions, Inc. on the following Forms S-8: File No. 333-90455, File No. 333-54818, File No. 333-71702, File No. 333-91852, File No. 333-116903, File No. 333-124957, File No. 333-127060, File No. 333-155317, File No. 333-157826, File No. 333-167839, File No. 333-171257, File No. 333-173383, File No. 333-177494, and File No. 333-179977.

        We also consent to the reference to us under the heading "Experts" in the Prospectus Supplement (to the Prospectus which is a part of the Registration Statement on Form S-3 dated March 25, 2011 (Registration No. 333-173099)).

/s/ Moss Adams LLP

Sacramento, California
May 8, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS